Exhibit 99.1
CONNETICS EXPANDS COMMERCIAL AND
CORPORATE DEVELOPMENT LEADERSHIP
PALO ALTO, Calif. (August 25, 2006) – Connetics Corporation (NASDAQ: CNCT), a specialty pharmaceutical company that develops and commercializes dermatology products, today announced an expanded executive management organization to devote further resources to commercial and corporate development activities.
Tom Carey joins the Company as Senior Vice President, Commercial Operations effective September 5, 2006, reporting to Greg Vontz, President and Chief Operating Officer of Connetics. In this new position, Mr. Carey will be responsible for management of the Company’s 230-person sales and sales management team, and all marketing and managed care activities. Mr. Carey was most recently Vice President of Professional Sales at OrthoNeutrogena, a division of Ortho-McNeil Pharmaceuticals, a Johnson & Johnson company, where he led the sales and managed care activities of the dermatology business.
Thomas G. Wiggans, Chairman and Chief Executive Officer of Connetics, said, “As we plan for a future that includes an increasing number of commercial brands, we are excited to have Tom Carey join us as our new head of commercial operations. Tom is a seasoned pharmaceutical executive with a strong track record of commercial leadership. His contributions will be vital to assuring successful launches and broad acceptance of our brands among dermatologists and pediatricians.”
In addition, with a goal to expand Connetics’ focus on corporate development activities, John Higgins, Executive Vice President of Corporate Development and Chief Financial Officer, will assume the new role of Executive Vice President of Corporate Development. Mr. Higgins will continue in his current role as the Company searches for a Chief Financial Officer.
“John is a key member of our executive team who has made significant contributions to the growth of Connetics,” Mr. Wiggans said. “As we prepare to launch new products and expand our internal pipeline, we also believe it is important to devote more resources to corporate development and strategic initiatives. John will bring considerable drive, energy and focus to this area, helping us to expand our business beyond our current assets.”
About Connetics
Connetics Corporation is a specialty pharmaceutical company focused on the development and commercialization of innovative therapeutics for the dermatology market. Connetics has branded its proprietary foam drug delivery vehicle VersaFoam®. The Company’s marketed products are OLUX® (clobetasol propionate) Foam, 0.05%; Luxiq® (betamethasone valerate) Foam, 0.12%; Soriatane® (acitretin) capsules; and Evoclin® (clindamycin) Foam, 1%. Connetics is developing Desilux™ (desonide) VersaFoam-EF, 0.05%, a low-potency topical steroid formulated to treat atopic dermatitis; Primolux™ (clobetasol propionate) VersaFoam-EF, 0.05%, a super high-potency topical steroid formulation to treat atopic dermatitis and plaque psoriasis; Extina® (ketoconazole) VersaFoam-HF, 2%, to treat seborrheic dermatitis; and Velac® (a combination of 1% clindamycin and 0.025% tretinoin) Gel, to treat acne. Connetics’ product formulations are designed to improve the management of dermatological diseases and provide significant product differentiation. In Connetics’ marketed products, these formulations have earned wide acceptance by both physicians and patients due to their clinical effectiveness, high quality and cosmetic elegance. For more information about Connetics and its products, please visit www.connetics.com.
Forward-Looking Statements
Except for historical information, this press release includes “forward-looking statements” within the meaning of the Securities Litigation Reform Act. All statements included in this press release that address activities, events or developments that Connetics expects, believes or anticipates will or may occur in the future, including, particularly, statements about an increase in the number of its commercial brands, sales growth of its product portfolio, expansion of its internal pipeline and its business, approval and launch of new products, and projected financial performance, are forward-looking statements. All forward-looking statements are based on assumptions made by Connetics’ management based on its experience and perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate under the circumstances. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond Connetics’ control, and which could cause actual results or events to differ materially from those expressed in such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, risks and other factors that are discussed in documents filed by Connetics with the Securities and Exchange Commission from time to time, including Connetics’ Annual Report on Form 10-K/A for the year ended December 31, 2005 and the Form 10-Q for the quarter ended June 30, 2006. Forward-looking statements represent the judgment of the Company’s management as of the date of this release, and Connetics disclaims any intent or obligation to update any forward-looking statements.
Contacts:

Connetics Corporation	Lippert/Heilshorn & Associates
Jim Goff	Don Markley or Bruce Voss
Sr. Director, Investor Relations	(310) 691-7100
(650) 843-2851	dmarkley@lhai.com
jgoff@connetics.com
Press Release Code: CNCT-G
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